Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

Darling Ingredients Inc. *

(Issuer with respect to the Securities)

Delaware	36-2495346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

251 O’Connor Ridge Blvd Suite 300 Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

5.375% Senior Notes due 2022

(Title of the Indenture Securities)

*Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter (Or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number (If None, Write N/A)	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, of Registrant’s Principal Executive Offices	Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Craig Protein Division, Inc.	Georgia	58-1184115	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Darling AWS LLC	Delaware	80-0945703	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Darling National LLC	Delaware	16-1744509	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Darling Northstar LLC	Delaware	46-3686178	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Darling Global Holdings Inc.	Delaware	46-3678708	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
EV Acquisition, Inc.	Arkansas	20-2053162	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Griffin Industries LLC	Kentucky	61-0563460	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Rousselot Dubuque Inc.	Delaware	75-3029395	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Rousselot Inc.	Delaware	20-4554170	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Rousselot Peabody Inc.	Massachusetts	04-1272190	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Sonac USA LLC	Delaware	27-1709469	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Terra Holding Company	Delaware	73-1624492	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300
Terra Renewal Services, Inc.	Arkansas	71-0774612	2070	251 O’Connor Ridge Blvd. Ste 300 Irving, Texas 75038	(972) 717-0300

The name, address and telephone number of agent for service for each of the Additional Registrants is:

Randall C. Stuewe

Chairman of the Board and Chief Executive Officer

251 O’Connor Ridge Blvd., Suite 300

Irving, Texas 75038

(972) 717-0300

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2014 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 3rd of July, 2014.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency
Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 3, 2014

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2014

($000’s)

3/31/2014
Assets
Cash and Balances Due From	$7,390,563
Depository Institutions
Securities	84,977,518
Federal Funds	36,998
Loans & Lease Financing Receivables	234,549,731
Fixed Assets	4,726,552
Intangible Assets	13,234,790
Other Assets	22,187,278

Total Assets	$367,103,430

Liabilities
Deposits	$270,081,137
Fed Funds	3,856,384
Treasury Demand Notes	0
Trading Liabilities	422,782
Other Borrowed Money	35,507,326
Acceptances	0
Subordinated Notes and Debentures	4,623,000
Other Liabilities	11,663,853

Total Liabilities	$326,154,482

Equity
Common and Preferred Stock	18,200
Surplus	14,266,409
Undivided Profits	25,808,807
Minority Interest in Subsidiaries	$855,532

Total Equity Capital	$40,948,948

Total Liabilities and Equity Capital	$367,103,430